                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Planet Polymer Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2. Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4. Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5. Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid:

       -------------------------------------------------------------------------
    2.  Form, Schedule or Registration Statement No.:

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    3.  Filing Party:

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    4.  Date Filed:

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
                        PLANET POLYMER TECHNOLOGIES, INC.
                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON FRIDAY, MAY 22, 1998


DEAR SHAREHOLDERS:

   You are cordially invited to attend the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc., a California corporation (the "Company"), will be held on Friday, May 22, 1998, at 10:00 a.m., local time, at the Wyndham Garden Hotel, located at 5975 Lusk Blvd., San Diego, California 92121 for the following purpose:

        1. To elect Directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ending December 31, 1998.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 3, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            Sincerely,

                                            /s/ ROBERT J. PETCAVICH
                                            ROBERT J. PETCAVICH
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

San Diego, California
April 17, 1998

--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                        PLANET POLYMER TECHNOLOGIES, INC.
                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Planet Polymer Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Friday, May 22, 1998 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Wyndham Garden Hotel, located at 5975 Lusk Blvd., San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 1998 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on April 3, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 3, 1998 the Company had outstanding and entitled to vote 5,310,313 shares of Common Stock and 500,000 shares of Preferred Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, the Company's shareholders are entitled to cumulative voting rights, i.e., each shareholder entitled to vote for the election of Directors may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, and may cast said total of votes for one or more candidates in such proportions as such person thinks fit. However, no shareholder shall be entitled to so cumulate such shareholder's votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting, prior to the vote, of the intention to cumulate votes. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant proxy holders discretionary authority to cumulate votes.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9985 Businesspark Avenue, Suite A, San Diego, California 92131, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

   Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 18, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

   There are five nominees for the five Board positions presently authorized by the Company's Bylaws. Each Director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such Director's earlier death, resignation or removal. All of the nominees listed below are currently Directors of the Company. Messrs. Petcavich and Coleman were elected by the shareholders.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

   In any election of Directors, the five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

NOMINEES

   The names of the nominees and certain information about them are set forth below:


          NAME                                   AGE                PRINCIPAL OCCUPATION
          ---------------------------------     -----   -----------------------------------------------
          Robert J. Petcavich, Ph.D.              43    Chairman of the Board of  Directors,  President
                                                        and Chief Executive Officer of the Company

          Michael  M. Coleman, Ph.D. (1)(2)       60    Professor of Polymer Science

          Thomas M. Connelly (1)(2)               67    Partner, Ten Square Research

          H.M. Busby (2)                          59    President and CEO of Alife Medical, Inc.

          Thomas A. Landshof                      59    Consultant and Investor


(1)      Member of the Compensation Committee of the Board of Directors. Michael
         V. Pundeff, a former Director of the Company, was a member of the Compensation Committee until his resignation from the Board of Directors on July 31, 1997.

(2)      Member of the Audit Committee of the Board of Directors.

   Dr. Petcavich is the founder of the Company and has been Chairman since August 1991. He currently is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Petcavich is also Chairman of the Board of Alife Medical, Inc., a San Diego based company. In 1988, Dr. Petcavich founded AlphaScribe Express Inc., an electronic medical records company, where he served as Chief Executive Officer until September 1995. He also served as Vice President Corporate Staff at Deposition Technologies Inc., a high technology polymer materials manufacturer (now a subsidiary of Material Sciences Corporation), from 1986 until 1988. Dr. Petcavich is the inventor of fifteen issued United States patents. Dr. Petcavich has a Ph.D. in Polymer Science, a Master of Science degree in Solid State Science, and a Bachelor of Science degree in Chemistry from Pennsylvania State University, and has completed an executive management program (PMD) at the Harvard University Graduate School of Business.

   Dr. Coleman has been a Director of the Company since April 1996. He has been a Professor of Polymer Science at Pennsylvania State University since 1982. From 1983 to 1991, Dr. Coleman was the head of the Department of Materials Science and Engineering at Pennsylvania State University. Dr. Coleman received a Ph.D. and a Master of Science degree in Macromolecular Science from Case Western Reserve University, Cleveland, Ohio, in 1973 and 1971, respectively. He also holds a B.S. degree in Polymer Science from Borough Polytechnic, London.

   Thomas M. Connelly has been a Director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. Mr. Connelly has also been a financial advisor to the Company since May 1997. He is currently a director of Alife Medical, Inc., a San Diego based company. Since 1994 Mr. Connelly has been the proprietor of Ten Square Research, a financial consulting and investment advisory firm. From 1989 to 1994, Mr. Connelly was president of Croteau Investment Management, an investment advisory firm in Stamford, Connecticut. He received an MBA from Harvard University Graduate School of Business Administration and a B.A. degree from Yale University.

   H.M. "Mac" Busby has been a Director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board. He is currently the Chief Executive Officer of Alife Medical, Inc., a San Diego based company. He is also Chief Executive Officer of Sun-Gard USA, Inc. and Sun-Protective International Corporation, both privately held companies. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations. Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc. a subsidiary of MCA, Inc. Mr. Busby earned his B.S. in Business Administration from Indiana University.

   Thomas A. Landshof has been a Director of the Company since March 1998 when he was nominated to serve as a director pursuant to a Securities Purchase Agreement, dated September 19, 1997, between the Company and purchasers of the Company's preferred stock ("Preferred Shares"), Special Situations Private Equity Fund, L.P. (the "Investor"). Pursuant to that agreement, the Investor may appoint one reasonably acceptable person as a director on the Board of Directors of the Company. Such right will continue so long as the Investor holds at least 200,000 Preferred Shares or at least 10% of the outstanding Common Stock. He was the President, Chief Executive Officer and a director of Hitox Corporation of America, a publicly held manufacturer of prime pigments and extenders for the plastics, coatings and other markets from August 1994 until November 1997. Mr. Landshof served as President of Consultants Group from April 1992 to August 1994 and Corporate Vice President of Lilly Industries, Inc. prior to April 1992. Mr. Landshof earned his B.S. in Chemistry from Tufts University.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.


BOARD COMMITTEES AND MEETINGS

   During 1997, the Board of Directors held nine (9) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not currently have a nominating committee.

   The Audit Committee is responsible for the engagement of the Company's independent auditors, consulting with independent auditors concerning the audit plan and reviewing the comments and recommendations resulting from the auditor's report. The Audit Committee is composed of three non-employee directors including Messrs. Michael A. Coleman, Ph.D., Thomas M. Connelly and H.M. Busby and met one (1) time during 1997.

   The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company's executive officers and administering the Company's 1995 Stock Option Plan. The Compensation Committee is composed of two non-employee directors including Messrs. Michael A. Coleman, Ph.D. and Thomas M. Connelly and met one (1) time during 1997.

   During 1997 each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited the Company's financial statements since its inception in 1991. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand L.L.P. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Coopers & Lybrand L.L.P.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             ADDITIONAL INFORMATION

MANAGEMENT

   Set forth below is information regarding executive officers and key employees of the Company.

            NAME                        AGE                           POSITION
--------------------------             -----         ----------------------------------------
Executive Officer

Robert J. Petcavich, Ph.D.              43           Chairman of the Board, Chief Executive
                                                     Officer, President and Acting Chief
                                                     Financial Officer

Key Employees

David P. Kern                           30           Director of Finance and Corporate
                                                     Secretary

Xiaoming Yang, Ph.D.                    37           Chief Scientist

        Biographical information about Dr. Petcavich is set forth under Proposal 1 above.


   David P. Kern has been with the Company since September 1996. Prior to joining the Company, Mr. Kern held positions with Price Waterhouse and McGladrey and Pullen. Mr. Kern earned a M.S. and B.S. in Accounting from San Diego State University and is currently a member of the American Institute of Certified Public Accountants.


   Xiaoming Yang has been Chief Scientist for the Company since January 1995. Prior to joining the Company, Dr. Yang acted as a consultant in the polymer industry from October until December 1994. Dr. Yang was a visiting scientist at Pennsylvania State University from May 1990 to December 1992. Dr. Yang served as an engineer at Chengdu National Biochemical Products Manufactory from January 1989 to April 1990. Dr. Yang has a Ph.D. in Materials Science and Engineering from Pennsylvania State University, and a Master of Science degree in Polymer Engineering and a Bachelor of Science degree in Chemistry from Chengdu University of Science and Technology, China.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 10, 1998 by: (i) each nominee for Director; (ii) the Named Executive Officer; (iii) all executive officers and Directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                                BENEFICIAL OWNERSHIP
                                                                                  ------------------------------------------------
    TITLE OF                                                                            NUMBER OF               PERCENTAGE OF
     CLASS           BENEFICIAL OWNER                                                   SHARES (1)             CLASS OWNED (2)
----------------     ---------------------------------------------------------    ----------------------     ---------------------

 Common               Special Situations Private Equity Fund, L.P. (3)                          882,337                     14.3%
                          153 East 53rd Street, 51st Floor
                          New York, NY 10022
 Common               Robert J. Petcavich, Ph.D. (4)                                            758,281                     14.2%
                          9985 Businesspark Avenue, Suite A
                          San Diego, CA 92131
 Common               Rebecca A. Petcavich                                                      708,599                     13.4%
                          6832 Town View Lane
                          San Diego, CA  92120
 Common               Brian To (5)                                                              527,111                      9.7%
                          Tarrenz, Inc.
                          201 Harrison St., #607
                          San Francisco, CA  94105
 Common               Richard S. Wright (6)                                                     297,721                      5.6%
                          865 Laurel Street, 2nd Floor
                          San Carlos, CA 94070
 Common               H.M. Busby (7)                                                            211,792                      4.0%
                          Alife Medical, Inc.
                          3646 Midway Drive
                          San Diego, CA 92110
 Common               Thomas M. Connelly (8)                                                     18,067                      *
                          Ten Square Research
                          P.O. Box 20436
                          New York, NY  10021-0067
 Common               Michael M. Coleman, Ph.D. (9)                                               4,400                      *
                          Department of Materials Science
                          Pennsylvania State University
                          University Park, PA  16802
 Common               Thomas A. Landshof                                                              -                      *
                          1008 Larkspur Circle
                          Carmel, Indiana 46033
 Common               All executive officers and Directors as a group (10)                      992,540                     18.5%
                          (five persons)

 Series A             Special Situations Private Equity Fund, L.P.                              500,000                    100.0%
                          153 East 53rd Street, 51st Floor
                          New York, NY 10022


----------------
*          Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Percentage ownership is based upon 5,300,144 shares outstanding on February 10, 1998, and any shares issuable pursuant to securities convertible into or exercisable for shares of Common Stock by the person or group in question on February 10, 1998 or within 60 days thereafter. Percentage of Series A Convertible Preferred Stock is based upon 500,000 shares of Series A Convertible Preferred Stock outstanding as of February 10, 1998.

(3) Includes 500,000 shares of Common Stock issuable upon conversion of the 500,000 shares of Series A Convertible Preferred Stock and 375,000 shares issuable upon exercise of a warrant on or before April 10, 1998.

(4) Includes 39,682 shares issuable upon exercise of options that are exercisable on or before April 10, 1998.

(5) Includes 66,137 shares issuable upon exercise of options that are exercisable on or before April 10, 1998. Also included are 66,120 shares issuable upon exercise of options that are exercisable by Tarrenz, Inc. on or before April 10, 1998, and 72,124 shares held in the name of Tarrenz, Inc. Mr. To is the Managing Director and a principal shareholder of Tarrenz, Inc., and disclaims beneficial ownership of such shares except to the extent of his beneficial interest therein.

(6) Includes 30,955 shares issuable upon exercise of options that are exercisable on or before April 10, 1998. Also included are 1,223 shares held by Mr. Wright's wife as separate property. Mr. Wright disclaims any beneficial ownership of such shares.

(7) Includes 2,400 shares issuable upon exercise of options that are exercisable on or before April 10, 1998.

(8) Includes 2,000 shares held by Mr. Connelly's wife and 11,567 shares issuable upon exercise of options that are exercisable on or before April 10, 1998.

(9) Includes 2,400 shares issuable upon exercise of options that are exercisable on or before April 10, 1998.

(10) Includes 56,049 shares issuable upon exercise of options that are exercisable on or before April 10, 1998.


                             EXECUTIVE COMPENSATION


COMPENSATION OF DIRECTORS

     During 1997, each Director received a monthly Director's fee of $1,000 for attendance at regularly scheduled Board meetings from January 1, 1997 until September 30, 1997. This resulted in an aggregate compensation amount of $32,000 being paid by the Company to its Directors. Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee, or otherwise in connection with their service as a director.

     Directors may be granted options to purchase Common Stock under the Company's 1995 Stock Option Plan (the "Option Plan"). In September 1997 the Board of Directors of Planet approved stock option grants to Messrs. Connelly, Coleman and Busby to purchase 3,200 shares of the Company's Common Stock at an exercise price of $4.125 per share, vesting monthly through May 1998. During 1997, including options granted to the Chief Executive Officer of the Company, options to purchase an aggregate of 67,451 shares of the Company's Common Stock were granted to the Company's Directors. In fiscal year 1998, each non-employee director will receive stock options as deemed appropriate by the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended December 31, 1997, 1996, and 1995 certain compensation awarded or paid to, or earned by the Company's Chief Executive Officer. No other executive officer's total annual salary and bonus for services to the Company exceeded $100,000 in the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                      ANNUAL COMPENSATION                 COMPENSATION
                                           -------------------------------------------    ------------
                                                                            OTHER
                                                                            ANNUAL          SHARES
                                                                            COMPEN-        UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR        SALARY($)       BONUS($)      SATION($)(1)      OPTIONS(#)       COMPENSATION($)
---------------------------    ------      ----------      ----------    -------------     -----------       ---------------
Robert J. Petcavich             1997        $176,114        $   --          $  9,000          57,851(2)        $  1,357(3)
  Chairman of the Board,        1996        $186,999        $ 15,584        $ 73,157         121,000(4)        $ 79,995(5)
  President and Chief           1995        $114,958        $   --          $ 52,613            --             $201,084(6)
  Executive Officer

(1) Includes (i) $12,000, $12,000 and $9,000 paid as Directors fees during each of 1995, 1996 and 1997, (ii) $4,529 and $11,157 paid as reimbursement for automobile expenses during 1995 and 1996, respectively, and (iii) $35,000 and $50,000 paid as consulting fee during 1995 and 1996, respectively.

(2) Represents an option granted on October 1, 1997 vesting 50% annually for two years with an exercise price of 3.025.

(3) Represents insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich.

(4) Represents an option granted on January 31, 1996. This option was fully vested at the time of grant and has an exercise price of $8.125 per share. This option was cancelled and reissued as (2) above.

(5) Includes (i) $50,000 in past-due royalties paid during 1996, (ii) $1,226 in insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich and (iii) $28,769 in back vacation pay paid during 1996.

(6) Includes (i) $200,000 accrued pursuant to an agreement between the Company and Dr. Petcavich whereby Dr. Petcavich assigned all of his rights in all technology and trademarks related to the Company's business (See "Certain Relationships and Related Transactions") and
           (ii) $1,084 in insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich.


                        STOCK OPTION GRANTS AND EXERCISES

     The Company's executive officers are eligible for grants of options under the Company's 1995 Stock Option Plan (the "Option Plan"). As of March 31, 1998, options to purchase a total of 261,459 shares were outstanding under the Option Plan and options to purchase 238,541 shares remained available for grant thereunder.

     The purposes of the Option Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the Option Plan, the Company may grant or issue incentive stock options and nonstatutory stock options to eligible participants (provided that incentive stock options may only be granted to employees of the Company). Option grants under the Option Plan are discretionary. Options granted under the Option Plan are subject to vesting as determined by the Board, provided that the option vests as to at least twenty percent (20%) of the shares subject to the option per year. The maximum term of a stock option under the Option Plan is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term is five years. If an optionee terminates his or her service to the Company, such optionee may exercise only those option shares vested as of the date of termination, and must effect such exercise within the period of time after termination set forth in the optionee's option. The exercise price of incentive stock options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options granted under the Option Plan may not be less than 85% of the fair market value of the Common Stock of the Company on the date of the grant. The exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of other shares of the Company's Common Stock or by any other form of legal consideration that may be acceptable to the Board.

     The following table sets forth certain information regarding options granted by the Company during fiscal year ended December 31, 1997 to the Company's Chief Executive Officer:

                       OPTIONS GRANTED IN FISCAL YEAR 1997

                                                                   % OF TOTAL
                                     NUMBER OF SECURITIES        OPTIONS GRANTED
                                         UNDERLYING            TO EMPLOYEES IN FISCAL      EXERCISE PRICE        EXPIRATION
NAME                                   OPTIONS GRANTED                YEAR                     ($/SH)               DATE
-----------------------------        --------------------      ----------------------      --------------        -----------
Robert J. Petcavich                       57,851                       85%                     $3.025             10/29/2002

     The following table sets forth information with respect to the number of securities underlying unexercised options held by the Chief Executive Officer as of December 31, 1997 and the value of unexercised in-the-money options (i.e., options for which the current fair market value of the Common Stock underlying such options exceeds the exercise price):

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-MONEY
                                                        UNEXERCISED OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END ($)(1)
                            SHARES                      --------------------------------------     ---------------------------------
                          ACQUIRED ON       VALUE
NAME                       EXERCISE(#)     REALIZED       EXERCISABLE            UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
---------------------     -------------    --------     --------------           -------------     -----------       ---------------
Robert J. Petcavich          -0-             -0-             39,682                   57,851              --               --


----------
(1) Calculated based on the estimated fair market value of the Company's Common Stock as of December 31, 1997, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 1997 was $1.438, the last price posted at the close of trading on December 31, 1997. Because the value of unexercised in-the-money options at December 31, 1997 was less than zero in all cases, no amount is shown.


            REPORT OF THE COMPENSATION COMMITTEE ON OPTION REPRICING

     During 1997, the Company's Board of Directors amended a previously issued, fully vested, non-statutory stock option to purchase an aggregate of 121,000 shares of Common Stock to Dr. Petcavich at an exercise price of $8.938 per share under the Stock Option Plan. The terms of the amended stock options include a non-statutory stock option to purchase an aggregate of 57,851 shares of Common Stock with annual vesting over two years, an exercise price equal to 110% of the fair market value of the stock on the date of the amendment or $3.025 per share and expire on October 29, 2002. At the time of such amendment, Dr. Petcavich was a Director and executive officer of the Company and a beneficial owner of more than 5% of the Company's Common Stock.

     During 1997, the Company's Board of Directors amended a previously issued, fully vested, non-statutory stock option to purchase an aggregate of 121,000 shares of Common Stock to Rebecca A. Petcavich at an exercise price of $8.938 per share under the Stock Option Plan. The terms of the amended stock options include a non-statutory stock option to purchase an aggregate of 43,388 shares of Common Stock with annual vesting over two years, an exercise price equal to 110% of the fair market value of the stock on the date of the amendment or $3.025 per share and expire on October 29, 2002. At the time of such amendment, Ms. Petcavich was a beneficial owner of more than 5% of the Company's Common Stock.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     In January 1996, the Company entered into a three year employment agreement with Dr. Petcavich. The agreement provides, among other things, for the payment to Dr. Petcavich of an annual salary of $189,000 and the reimbursement of certain business expenses. During the term of the agreement, if Dr. Petcavich's employment is terminated (i) by the Company without cause or as a result of a Change in Control (as defined in the agreement), or (ii) by Dr. Petcavich within three (3) months following a Constructive Termination (also as defined in the agreement), Dr. Petcavich will be entitled to receive a severance payment equal to twice his then effective annual salary. If, during the term of the agreement, Dr. Petcavich's employment is terminated as a result of death or disability, Dr. Petcavich's estate or personal representative will be entitled to receive an amount equal to Dr. Petcavich's then effective annual salary. In October 1997, this agreement was amended to increase Dr. Petcavich's salary to $201,000.


                        COMPENSATION COMMITTEE INTERLOCKS

     As noted above, the Company's compensation committee consists of Mr. Coleman and Mr. Connelly. Mr. Petcavich has been an executive officer and Chairman of the Board of the Company since 1991. Mr. Petcavich also serves as Chairman of the Board of Alife Medical, Inc., a San Diego based company in which he is also a major shareholder. As noted above, Mr. Busby is the Chief Executive Officer of Alife Medical, Inc. and also serves as a director of the Company, however Mr. Busby does not serve on the compensation committee of the Company.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997, prior to his appointment to the Company's Board of Directors, the Company and Mr. Connelly entered into a one year general business consulting agreement whereby Mr. Connelly received an option to purchase 10,000 shares of the Company's Common Stock to render consulting services to the Company.

     In January 1996, the Company entered into a three-year consulting agreement with Tarrenz (the "Tarrenz Agreement"). The Tarrenz Agreement provided for, among other things, payment to Tarrenz of annual consultant compensation in the amount of $189,000 and the reimbursement of certain business expenses. During the fiscal year ended December 31, 1997, the Company paid Tarrenz an aggregate of $46,750 for services rendered pursuant to the Tarrenz Agreement, and reimbursed Tarrenz for an aggregate of $24,747 in expenses incurred by Tarrenz in connection with the provision of such services. At the time of such transactions, Mr. To, the Managing Director and a principle shareholder of Tarrenz, was a Director of the Company and a beneficial owner of more than 5% of the Company's Common Stock. As allowed by its provisions, Tarrenz terminated the Tarrenz Agreement in April 1997.

     During the fiscal year ended December 31, 1997, the Company paid Othos Design Limited, Inc. ("Othos") an aggregate of $15,000 for consulting services rendered and reimbursed Othos for an aggregate of $5,255 in expenses incurred by Othos in connection with the provision of such services. Mr. Alan To, the brother of Brian To, is a principal shareholder of Othos. Effective April 30, 1997, this relationship was terminated by the Board of Directors.

     During 1997 each Director of the Company was paid a monthly fee of $1,000 for attendance at regularly scheduled Board meetings from January 1, 1997 to September 30, 1997. This resulted in an aggregate compensation amount of $32,000, being paid by the Company to its Directors during the fiscal years ended December 31, 1997. In September 1997 the Board of Directors of Planet approved stock option grants to Messrs. Connelly, Coleman and Busby to purchase 3,200 shares of the Company's Common Stock at an exercise price of $4.125 per share, vesting monthly through May 1998.

     During 1997, options to purchase an aggregate of 67,451 shares of the Company's Common Stock were granted to the Company's Directors and its Chief Executive Officer. In fiscal year 1998, each non-employee director will receive stock options as deemed appropriate by the Board of Directors.

     The Company leases primarily all of Deltco's operating facilities from the brother of Deltco's president and from a partnership owned 50% by Deltco's president. These leases expire in 2003 and 1998, respectively, and each provides for an automatic 10 year extension with substantially the same terms. During the fiscal year ended December 31, 1997 a total of $113,772 was paid in connection with these leases.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                                          THE BOARD OF DIRECTORS



April 17, 1998

PROXY                  PLANET POLYMER TECHNOLOGIES, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 1998

    The undersigned shareholder of Planet Polymer Technologies, Inc., a California corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc. to be held at the Wyndham Garden Hotel, located at 5975 Lusk Blvd., San Diego, California 92121, on Friday, May 22, 1998, at 10:00 a.m., local time, and hereby appoints ROBERT J. PETCAVICH and THOMAS M. CONNELLY, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of PLANET POLYMER TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

PROPOSAL 1: To elect directors to hold office until next Annual Meeting of
            Shareholders and until their successors are elected.

[ ] FOR all nominees listed below                            [ ] WITHHOLD AUTHORITY to vote all nominees
  (except as marked to the contrary below).                    listed below.

NOMINEES:Robert J. Petcavich, Ph.D., Michael M. Coleman, Ph.D., Thomas M.
         Connelly, H.M. Busby, Thomas A. Landshof.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

                          (Continued from other side)

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 2:To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ending December 31, 1998.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

                                     DATED: , 1998

                                     Signature(s)

                                     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.